

Q4 2023 Earnings Call

December 4, 2023

Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and growth rates in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA; technical, political or regulatory issues with natural gas exploration, production or transportation; impact of increased natural gas demand on natural gas prices; relative cost of alternative fuel sources; lower demand for natural gas; regulatory, legal, technical, political or economic issues frustrating system or area expansion; regulatory, legal, technical, political or economic issues that may affect MVP; delay in completion of MVP; increase in cost to complete MVP, including increases in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs; economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com.

Underlying net income and earnings per share, as reflected in this presentation, are non-GAAP measures that exclude the after-tax impairment charge related to RGC Midstream, LLC's investment in the Mountain Valley Pipeline, LLC to enhance the comparability of financial results between periods. Management considers these non-GAAP measures to provide useful information to both management and investors for purpose of such comparability and in evaluating operating performance, but they should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for, or superior to, GAAP results.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
- 2024 Outlook
- Questions



Customers and Infrastructure

<u>Expansion</u>

- ❑ 4 miles of new main
- ❑ 552 customers

RRHA Partnership
Renewal of Housing
<u>Complexes</u>

- ✓ Hunt Manor
- ✓ Indian Rock Village
- ✓ Bluestone Park

- ➢ Landsdowne Park
- ➢ Jamestown Place



Average Customers for 12 months ended September 30,
63,000
62,800
62,600
62,400
62,200
62,000
61,800
61,600
61,400
61,200
61,000
61,930
62,650
62,639
62,740
2020
2021
2022
2023

Regulatory Update

- RNG Rider
- SAVE Rider
- Rate Case
- Franklin County CPCN



QTD Gas Volumes



DTHs Delivered
Q4 2023
Q4 2022
Thousands
1,200
1,000
800
600
400
200
-
Residential
Commercial
Industrial

Q4 2023 vs Q4 2022

Total Volumes	7%
Commercial & Industrial Volumes	8%
Heating Degree Days	(74%)

YTD Gas Volumes


DTHs Delivered
YTD 2023
YTD 2022
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Thousands
Residential
Commercial
Industrial

2023 vs 2022

Total Volumes	**(1%)**
Commercial & Industrial Volumes	**0%**
Heating Degree Days	**(3%)**

Roanoke Gas 2023 CapEx



$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Millions
FY 2023
FY 2022



Customer Growth & System Expansion $4.4
RNG Project $4.1
Other Capital $6.7
SAVE & Renewals $10.4

Consolidated Financial Results

For the periods ended September 30,

(Presented in thousands, except per share data)

	Fourth Quarter		Fiscal	
	2023	2022	2023	2022
Operating revenues	$ 12,468	$ 14,113	$ 97,440	$ 84,165
Operating expenses	11,723	13,658	79,761	69,249
Operating income	745	455	17,679	14,916
Equity in earnings of unconsolidated affiliate	1,561	1	2,085	73
Impairment of unconsolidated affiliates	-	(15,270)	-	(55,092)
Other income, net	443	569	646	1,457
Interest expense	1,430	1,187	5,619	4,498
Income (loss) before income taxes	1,319	(15,432)	14,791	(43,144)
Income tax expense (benefit)	305	(4,017)	3,492	(11,411)
Net income (loss)	**$ 1,014**	**$ (11,415)**	**$ 11,299**	**$ (31,733)**
Basic earnings (loss) per share	**$ 0.10**	**$ (1.16)**	**$ 1.14**	**$ (3.48)**
Diluted earnings (loss) per share	**$ 0.10**	**$ (1.16)**	**$ 1.14**	**$ (3.48)**

Consolidated Underlying Financial Results

For the periods ended September 30,

(Presented in thousands, except per share data)

	Fourth Quarter		Fiscal	
	2023	2022	2023	2022
Consolidated Net Income (Loss)	**$ 1,014**	**$ (11,415)**	**$ 11,299**	**$ (31,733)**
Non-cash Impairment, Net	-	11,340	-	40,912
Underlying Net Income (Loss)	**$ 1,014**	**$ (75)**	**$ 11,299**	**$ 9,179**
Increase		*$ 1,089*		*$ 2,120*
		1443.1%		*23.1%*
Underlying Earnings (Loss) Per Share	**$ 0.10**	**$ (0.01)**	**$ 1.14**	**$ 1.01**

2024 Outlook

- Roanoke Gas Growth and Capital
- MVP
- EPS



2024 CapEx Forecast


18%
11%
40%
31%

SAVE & Renewals	$ 8.6
Utility Upgrades	6.5
Customer Growth & System Expansion	3.8
MVP Growth	2.4
Total	$21.3

MVP

- Project Status
- Roanoke Gas Interconnects
- Midstream EPS



Earnings Per Share



$1.20
$1.14
$1.08
$1.02
$0.96
$0.90
$1.14
$1.16
$1.10
2023 Actual
2024 Forecast
Dividend Payout Ratio:
69%
73%
EPS
Range

RGC Resources™